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            AMENDMENT NO. 1 TO INDEMNIFICATION ESCROW AGREEMENT

   THIS AMENDMENT NO. 1 TO INDEMNIFICATION ESCROW AGREEMENT (this "Amendment"), is made and entered into as of April 14, 1999 by and among Hicks, Muse Fund III Incorporated, a Texas corporation, as the true and lawful agent and attorney-in-fact for each of the Securityholders (as defined in the Merger Agreement referred to below) (the "Representative"), D and W Holdings, Inc., a Delaware corporation ("Buyer"), and Norwest Bank Texas, N.A., a national banking association with its headquarters in Dallas, Texas (the "Escrow Agent").

                                  RECITALS

   Pursuant to the Agreement and Plan of Merger dated as of August 3, 1998 (as subsequently amended, the "Merger Agreement"), by and among Buyer, D and W Acquisition Corp., a Delaware corporation, Atrium Corporation, a Delaware corporation, and the Securityholders named therein (the "Securityholders"), the Representative, Buyer and the Escrow Agent entered into an Indemnification Escrow Agreement as of October 2, 1998 (the "Escrow Agreement"). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Escrow Agreement.

   The Securityholders have appointed, authorized and empowered Hicks, Muse Fund III Incorporated to act as the Representative pursuant to Article 12 of the Merger Agreement in connection with, and to facilitate the consummation of the transaction contemplated by, the Merger Agreement and in connection with the activities to be performed on behalf of the Securityholders under the Escrow Agreement.

   The parties hereto wish to amend the Escrow Agreement as set forth herein.

                               AGREEMENTS

   NOW, THEREFORE, in consideration of the recitals and the respective agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

   1. SUBSTITUTION OF ESCROWED PROPERTY. At the time the parties entered into the Escrow Agreement, the Escrow Amount was deposited with the Escrow Agent to be held under the terms of the Escrow Agreement as security for the indemnification obligations of the Securityholders to Buyer Indemnified Parties (as defined in the Merger Agreement) in accordance with Article 11 of the Merger Agreement. Simultaneously with the execution and

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delivery of this Amendment, to secure the indemnity obligations of Randall S.
Fojtasek ("Fojtasek") to Buyer Indemnified Parties in accordance with
Article 11 of the Merger Agreement, Fojtasek has delivered to the Escrow
Agent a Letter of Credit issued by Bankers Trust Company (the "LC Agent"), naming the Escrow Agent as beneficiary (the "Letter of Credit") issued in the original amount of $1,566,625. Upon receipt by the Escrow Agent of the Letter of Credit, the Escrow Agent is hereby authorized and instructed by Buyer and the Representative to distribute a portion of the Escrow Amount equal to $1,566,625 in accordance with the instructions set forth in Appendix I hereto. Each of Buyer, the Representative and the Escrow Agent hereby covenant and agree that the Escrow Agreement is hereby amended to the extent required to allow the substitution of the Letter of Credit for the portion of the Escrowed Property which is distributed in accordance with this Section 1, and hereby irrevocably waive any breach or default under the Escrow Agreement that would otherwise result from such substitution.

   2. LETTER OF CREDIT. The Escrow Agreement is hereby amended by inserting the following Section 1A immediately following Section 1 to the Escrow
Agreement:

         "Section 1A LETTER OF CREDIT. The Letter of Credit shall be deemed "Escrowed Property" for all purposes under the Escrow Agreement. If the Escrow Agent receives (i) written instructions executed by the Representative requesting the Escrow Agent to draw funds under the Letter of Credit, or (ii) joint written instructions executed by Buyer and the Representative requesting the Escrow Agent to draw funds under the Letter of Credit, or (iii) a Final Determination setting forth an amount to be drawn under the Letter of Credit, or (iv) written instructions executed by Buyer requesting the Escrow Agent to draw funds under the Letter of Credit in connection with a Claim made pursuant to Section 8 of the Escrow Agreement, then within two (2) Business Days after receipt of such written instructions or Final Determination, as applicable, the Escrow Agent shall present to the LC Agent a Drawing Certificate in the form attached hereto as Appendix II (the "Drawing Certificate") duly executed by an officer of the Escrow Agent and requesting payment under the Letter of Credit in an amount equal to the amount set forth in such written instructions or Final Determination, as applicable. The Escrow Agent shall then deposit into the Atrium Indemnity Account any funds received upon the draw under the Letter of Credit and, if less than the full amount of the Letter of Credit is drawn, the Escrow Agent shall continue to hold the Letter of Credit pursuant to the terms of this Agreement, including those set forth in this Section 1A. Any funds drawn under the Letter of Credit and deposited into the Atrium Indemnity Account shall be deemed a part of the "Escrow Amount" for all purposes under the Escrow Agreement and shall be held, administered and disposed of by the Escrow Agent in accordance with the terms and conditions set forth in the Escrow Agreement. If the Letter of Credit has not been fully drawn at or prior to the second Business Day after the Final Release Date, not later than the fourth Business Day after the Final Release Date, the Escrow Agent shall deliver the Letter of Credit to the Representative."

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   3. CONSTRUCTION.  The headings in this Amendment are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Amendment or the Escrow Agreement. Unless otherwise stated, references to Sections are references to Sections of this Amendment.

   4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

   5. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the internal law of the state of Delaware (without reference to its rules as to conflicts of law).

   6. Effect of Amendment. Except as amended hereby, the terms and provisions of the Escrow Agreement shall remain in full force and effect, and are hereby in all respects ratified and confirmed by the parties hereto.

             [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]
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   IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first written above.

                                       D AND W HOLDINGS, INC.


                                       By:
                                           ------------------------------
                                       Name:
                                       Title:


                                       HICKS, MUSE FUND III INCORPORATED,
                                        as Representative


                                       By:
                                           ------------------------------
                                       Name:
                                       Title:


                                       NORWEST BANK TEXAS, N.A.


                                       By:
                                           ------------------------------
                                       Name:
                                       Title:
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                                    APPENDIX I

                              DISTRIBUTION INSTRUCTIONS